EXHIBIT 23.1



                [Letterhead Danziger Hochman Partners LLP]



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of Metro One Development, Inc. for the year ended July 31, 2007 of our report dated October 15, 2007 included in its Registration Statements on Forms SB-2 (No. 333-140005, 333-135212, 333-131963) and Form S-8
(No. 333-153406), as amended, relating to the financial statements and financial statement schedules for the year ended July 31, 2007 listed in the accompanying index.



/s/ Danziger Hochman Partners LLP
--------------------------------------------
Danziger Hochman Partners LLP

Toronto, Canada
December 16, 2008